[Proxy Card Front]

BlackRock Capital Appreciation Portfolio

100 Bellevue Parkway

Wilmington, Delaware 19809

PROXY

This proxy is solicited on behalf of the Board of Trustees

The undersigned hereby appoints Anne F. Ackerley, Neal J. Andrews, Edward Baer, Jay M. Fife, Brian P. Kindelan, Denis R. Molleur, Howard B. Surloff as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of BlackRock Capital Appreciation Portfolio (the “Fund”), a series of BlackRock Funds, held of record by the undersigned on April 15, 2010 at the special meeting of shareholders of the Fund to be held on Tuesday, June 8, 2010, or any postponement or adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the Proposal.

By signing and dating the reverse side of this card, you authorize the proxies to vote the proposal as marked, or if not marked, to vote “FOR” the proposal, and to use their discretion to vote for any other matter as may properly come before the meeting or any adjournment or postponement thereof. If you do not intend to personally attend the meeting, please complete and return this card at once in the enclosed envelope.

(Continued and to be signed on the reverse side)

[Proxy Card Reverse]

Please mark boxes /X/ or [X] in blue or black ink.

1.	To consider a proposal to approve an Agreement and Plan of Reorganization (the “Reorganization Agreement”) pursuant to which the Fund would transfer of all of its assets to the BlackRock Fundamental Growth Fund, Inc. (the “Fundamental Growth Fund”), in exchange for the assumption by the Fundamental Growth Fund of substantially all of the liabilities of the Fund and shares of the Fundamental Growth Fund, as detailed in the Reorganization Agreement, which shares will be distributed by the Fund to the holders of its shares in complete liquidation thereof

FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To transact such other business as may properly be presented at the Special Meeting or any adjournment or postponement thereof.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:

X
Signature

X
Signature, if held jointly

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

2